Exhibit 10.1

April 30, 2015

Pablo Jimenez

166 South Street

Rockport, MA 01966

Delivered via Email

Dear Pablo:

Celsus Therapeutics PLC (the “Company”) has accepted your resignation, ending your employment with Company. Although the Company has no obligation to provide you with any kind of separation pay, it is prepared to assist you with your transition to new employment. This letter sets forth the terms of the Separation Agreement (the “Agreement”) that the Company is offering to you to aid in your employment transition.

1. Separation. Your last day of work with the Company and your employment termination date will be April 30, 2015 (the “Separation Date”).

2. Accrued Salary and Vacation. On the Separation Date the Company will pay you all accrued wages, and all accrued and unused vacation, if any, earned through the Separation Date, subject to all required payroll deductions and withholdings. You are entitled to these payments regardless of whether or not you sign this Agreement.

3. Separation Pay. If you sign this Agreement, return it by the deadline specified below, and comply with its terms, the Company will pay you, as separation pay, the equivalent of three (3) months of your current base wages, less standard payroll deductions and withholdings. Such amount will be paid over the course of three months from the Effective Date (as defined below.

4. Health Insurance. Your group health insurance will cease on the last day of the month in which your employment ends. At that time, you will be eligible to continue your group health insurance benefits at your own expense, subject to the terms and conditions of the benefit plan, federal COBRA law, and, as applicable, state insurance laws. You will receive additional information regarding your right to elect continued coverage under COBRA in a separate communication.

5. Tax Matters. The Company will withhold required federal, state, and local taxes from any and all payments contemplated by this Agreement. Other than the Company’s obligation and right to withhold, you will be responsible for any and all taxes, interest, and penalties that may be imposed with respect to the payments contemplated by this Agreement (including, but not limited to, those imposed under Internal Revenue Code Section 409A).

6. Other Compensation or Benefits. You acknowledge that, except as expressly provided in this Agreement, you will not receive any additional compensation, benefits, or separation pay after the Separation Date. Thus, for any employee benefits sponsored by the Company not specifically referenced in this Agreement, you will be treated as a terminated employee effective on your Separation Date. This includes but is not limited to a 401(k) plan, life insurance, accidental death and dismemberment insurance, and short and long-term disability insurance.

Pablo Jimenez

04/30/2015

7. Expense Reimbursement. You agree that, within ten (10) days of the Separation Date, you will submit your final documented expense reimbursement statement reflecting all business expenses you incurred through the Separation Date, if any, for which you seek reimbursement. The Company will reimburse you for these expenses pursuant to its regular business practice.

8. Return of Company Property. By the Separation Date, you agree to return to the Company all hard copy and electronic documents (and all copies thereof) and other Company property that you have had in your possession at any time, including, but not limited to, files, notes, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information (including email), tangible property (laptop computer, cell phone, PDA, etc.), credit cards, entry cards, identification badges and keys, and any materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof). If you discover after the Separation Date that you have retained any Company proprietary or confidential information, you agree immediately upon discovery to contact the Company and make arrangements for returning the information.

9. Post Employment Restrictions. You acknowledge your continuing obligations under your Confidentiality, Intellectual Property, Non-Competition and Non-Solicitation Agreement (the “Proprietary Agreement”) which prohibits disclosure of any confidential or proprietary information of the Company and solicitation of Company employees and customers. A copy of your Proprietary Agreement is attached hereto as Exhibit A.

10. Confidentiality. The existence of this Agreement and its provisions will be held in strictest confidence by you and will not be publicized or disclosed in any manner whatsoever; provided, however, that you may disclose this Agreement in confidence: (a) to your spouse or partner; (b) to your attorney, accountant, auditor, tax preparer, and financial advisor, provided that such individuals first agree that they will treat such information as strictly confidential and that you agree to be responsible for any disclosure by any such individual as if you had made the disclosure; and (c) as necessary to enforce its terms or as otherwise required by law. You agree not to disclose the terms of this Agreement to any current or former Company employee.

11. Nondisparagement. You agree not to disparage the Company, and its officers, directors, employees, or agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided, however, that statements which are made in good faith in response to any question, inquiry, or request for information required by legal process shall not violate this paragraph. Nothing in this restriction is intended to limit you from giving honest statements or before an administrative agency investigating an alleged violation of discrimination laws.

Pablo Jimenez

04/30/2015

12. Release of All Claims. Except as otherwise set forth in this Agreement, you hereby release, acquit and forever discharge the Company, TriNet HR Corporation and their affiliates, officers, agents, administrators, servants, employees, attorneys, successors, parent, subsidiaries, assigns, and affiliates (the “Released Party” or “Released Parties”), of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys’ fees, damages, indemnities, and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts, omissions, or conduct at any time prior to and including the date you sign this Agreement. This general release includes, but is not limited to: (i) claims and demands arising out of or in any way connected with your employment with the Company, or the termination of that employment; (ii) claims or demands related to your compensation or benefits with the Company, including but not limited to, wages, salary, bonuses, commissions, vacation pay, fringe benefits, expense reimbursements, incentive pay, severance pay, or any other form of compensation; (iii) claims pursuant to any federal, state or local law, statute, or cause of action including, but not limited to, claims for discrimination, harassment, retaliation, attorneys’ fees or other claim arising under the federal Civil Rights Act of 1964, as amended; the federal Americans with Disabilities Act of 1990, as amended; the federal Age Discrimination in Employment Act of 1967, as amended (the “ADEA”); the federal Family Medical Leave Act, as amended; the federal Worker Adjustment and Retraining Notification Act, as amended; the Employee Retirement Income Security Act of 1974, as amended; Massachusetts Fair Employment Practices Law (Mass. Gen. Laws ch. 151B, §1 et seq.); Massachusetts Sexual Harassment Law (Mass. Gen. Laws ch. 214, §1C); Massachusetts Equal Pay Law (Mass. Gen. Laws ch. 149, §105A – C); Massachusetts Age Discrimination Law (Mass. Gen. Laws ch. 149, §24A et seq.); Massachusetts Family and Medical Leave Law (Mass. Gen. Laws ch. 149, §52D); Massachusetts WARN Laws (Mass. Gen. Laws ch. 149, §182; Mass. Gen. Laws ch. 151A, §71A-G); New York Human Rights Law (N.Y. Exec., §290 et seq.); New York Equal Pay Law (N.Y. Lab., §194); New York WARN Act (N.Y. Lab., §860, et seq.) New York Military Spousal Leave Law (N.Y. Lab., §202-i) as amended; (iv) all tort claims, including without limitation, claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (v) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing, including claims arising out of an Employment Agreement, sales commission plan or incentive compensation plan applicable to your employment with the Company. To the extent permitted by law, you also promise never directly or indirectly to bring or participate in an action against any Released Party under California Business & Professions Code Section 17200 or any unfair competition law of any jurisdiction.

Excluded from this Agreement are any claims which by law cannot be waived in a private agreement between an employer and employee. Moreover, this Release does not prohibit you from filing a charge with the Equal Employment Opportunity Commission (the “EEOC”) or equivalent state agency in your state or participating in an EEOC or state agency investigation. You do agree to waive your right to monetary or other recovery should any claim be pursued with the EEOC, state agency, or any other federal, state or local administrative agency your behalf arising out of or related to your employment with and/or separation from the Company.

Pablo Jimenez

04/30/2015

13. ADEA Waiver. You acknowledge that you are knowingly and voluntarily waiving and releasing any rights you may have under the ADEA, as amended. You also acknowledge that the consideration given for the waiver and release herein is in addition to anything of value to which you were already entitled. You further acknowledge that you have been advised by this writing, as required by the ADEA, that: (a) your waiver and release do not apply to any rights or claims that may arise after the execution date of this Agreement; (b) you have been advised hereby that you have the right to consult with an attorney prior to executing this Agreement; (c) you have up to twenty-one (21) days from the date of this Agreement to execute this Agreement (although you may choose to voluntarily execute this Agreement earlier); (d) you have seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; and (e) this Agreement will not be effective until the date upon which the revocation period has expired, which will be the eighth day after this Agreement is executed by you, provided that the Company has also executed this Agreement by that date (“Effective Date”); and (f) this Agreement does not affect your ability to test the knowing and voluntary nature of this Agreement.

14. No Actions or Claims. You represent that you have not filed any charges, complaints, grievances, arbitrations, lawsuits, or claims against the Company, with any local, state or federal agency, union or court from the beginning of time to the date of execution of this Agreement and that you will not do so at any time hereafter, based upon events occurring prior to the date of execution of this Agreement. In the event any agency, union, or court ever assumes jurisdiction of any lawsuit, claim, charge, grievance, arbitration, or complaint, or purports to bring any legal proceeding on your behalf, you will ask any such agency, union, or court to withdraw from and/or dismiss any such action, grievance, or arbitration, with prejudice.

15. Waiver. In granting the release herein, you understand that this Agreement includes a release of all claims known or unknown. In giving this release, which includes claims which may be unknown to you at present, you acknowledge that you have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” You hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to the release of any unknown or unsuspected claims you may have against the Released Parties.

Pablo Jimenez

04/30/2015

16. Employment Rights. You hereby waive any and all rights to employment or re- employment with the Company or any successor or affiliated organization (“Related Entity”). You agree that the Company and the Related Entities have no obligation, contractual or otherwise, to employ or re-employ you, now or in the future, either directly or indirectly, on a full-time, part-time, or temporary basis, including, but not limited to, utilizing your services as a temporary employee, worker, or contractor through any temporary service providers, vendors, or agencies.

17. Acknowledgements and Representations. You acknowledge and represent that you have not suffered any discrimination or harassment by any of the Released Parties on account of your race, gender, national origin, religion, marital or registered domestic partner status, sexual orientation, age, disability, medical condition, or any other characteristic protected by law. You acknowledge and represent that you have not been denied any leave, benefits or rights to which you may have been entitled under the FMLA or any other federal or state law, and that you have not suffered any job-related wrongs or injuries for which you might still be entitled to compensation or relief. You further acknowledge and represent that, except as expressly provided in this Agreement, you have been paid all wages, bonuses, compensation, benefits and other amounts that any of the Released Parties have ever owed to you, and you understand that you will not receive any additional compensation, severance, or benefits after the Separation Date, with the exception of any vested right you may have under the terms of a written ERISA-qualified benefit plan.

18. Medical Bills, Liens, and Other Potential Rights for Reimbursement

(a) Responsibility for Satisfaction of All Liens. You represent and warrant that all bills, costs, orliens resulting from or arising out of any injuries and claims are your responsibility to pay. You agree to assume responsibility for satisfaction of any and all demands for payment, claims or liens of any kinds, that arise from or are related to payments made or services provided to you or on your behalf. You agree to assume responsibility for all expenses, costs, or fees incurred by you related to your alleged injuries and claims including without limitation, all Medicare conditional payments, subrogation claims, liens, or other rights to payment, relating to medical treatment or lost wages that have been or may be asserted by any health care provider, insurer, governmental entity, employer, or other person or entity. Further, you and your attorney (if any) will indemnify, defend and hold Released Parties harmless from any and all damages, claims, and rights to payment, including any attorneys’ fees, brought by any person, entity, or governmental agency to recover any of these amounts. If any governmental entity, or anyone acting on behalf of any governmental entity, seeks damages including multiple damages from Released Parties relating to payment by such governmental entity, or anyone acting on behalf of such governmental entity, relating to your alleged injuries and claims, you will defend and indemnify Released Parties and hold Released Parties harmless from any and all such damages, claims, liens, Medicare conditional payments, and rights to payment, including any attorneys’ fees sought by such entities.

Pablo Jimenez

04/30/2015

(b) Good Faith Resolution. This settlement is based upon a good faith determination of you and the Company to resolve any potential claims. You and the Company have not shifted responsibility of medical treatment to Medicare in contravention of 42 U.S.C. Section 1395y(b). You and the Company have made every effort to adequately protect Medicare’s interest and incorporate such in the settlement terms.

(c) Representation that Employee is Not a Medicare Beneficiary. You and your counsel (if any) warrant that you are not a Medicare beneficiary as of the date of this Agreement.

(d) Representation that No Medicare Conditional Payments Exist. You and your counsel (if any) further represent and warrant that you are aware of no Medicare conditional payments that have been made on your behalf.

19. Miscellaneous. This Agreement, including Exhibit A, constitutes the complete, final, and exclusive embodiment of the entire agreement between you and the Company with regard to this subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties, or representations. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors, and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors, and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified by the court so as to be rendered enforceable. This Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the State of Massachusetts.

If this Agreement is acceptable to you, please sign below and return the original to me no sooner than the Separation Date and no later than May 21, 2015.

I wish you good luck in your future endeavors.

Sincerely,

Celsus Therapeutics PLC

By: /s/ Gur Roshwalb

Gur Roshwalb

CEO

Pablo Jimenez

04/30/2015

Agreed:

/s/ Pablo Jimenez

Pablo Jimenez

Date: April 30, 2015

Pablo Jimenez

04/30/2015

EXHIBIT A

Confidentiality, Intellectual Property, Non-Competition and Non-Solicitation Agreement